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                                                                    Exhibit 99.1

                            SUBSCRIPTION AGREEMENT

          This SUBSCRIPTION AGREEMENT (the "Agreement") made as of the date set forth on the signature page hereof between Incara Pharmaceuticals Corporation, a Delaware corporation (the "Company"), and the undersigned (the "Subscriber").

                                  WITNESSETH:

          WHEREAS, the Company is offering in a public offering (the "Offering") up to $10,000,000 of its common stock, $.001 par value per share (the "Common Stock"), at a price equal to the closing sale price as listed on the Nasdaq National Market System on the day before the closing (as defined in Section 2.2). The shares of Common Stock offered hereby are sometimes referred to as the "Securities;"

          WHEREAS, the Subscriber desires to purchase that number of Securities set forth on the signature page hereof on the terms and conditions hereinafter set forth; and

          WHEREAS, there is no minimum number of shares that must be sold; and

          NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

I.   SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS BY SUBSCRIBER
     -------------------------------------------------------------

     1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such Securities as is set forth upon the signature page hereof, and the Company agrees to sell such Securities to the Subscriber for said purchase price. The purchase price is payable by wire transfer of immediately available funds made payable to Incara Pharmaceuticals Corporation contemporaneously with the execution and delivery of this Agreement by the Subscriber or within three business days thereafter. All wires should be sent to:

     Incara Pharmaceuticals Corporation

     ABA:      ________________

          Certificates for the shares of Common Stock will be delivered by the Company through its transfer agent to the Subscriber promptly following the Closing (as herein defined).

     1.2 The "Closing" shall occur no later than one (1) business day after receipt hereof by the Company of this subscription and full payment of the purchase price to the Company. The purchase price is payable by wire transfer of immediately available funds made payable as provided in Section 1.1.

     1.3 The Subscriber acknowledges receipt of the preliminary prospectus dated July 10, 2001, and prospectus supplement dated _______, 2001, of the Company relating to the Offering.

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II.  MISCELLANEOUS
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     2.1  Any notice or other communication given hereunder shall be deemed sufficient in writing and sent by (a) telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received); or (b) registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to Incara Pharmaceuticals Corporation, 79 T.W. Alexander Drive, 4401 Research Commons, Suite 200, Research Triangle Park, NC 27709, Facsimile: (919) 544-1245, Attention: Richard W. Reichow. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

     2.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     2.3 Upon the execution and delivery of this Agreement by Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Securities as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreement with other subscribers.

     2.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of law.

     2.5 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     2.6 It is agreed that a waiver by either part of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     2.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     2.8 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

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     2.9  Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

     2.10 Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

     Subscribed this _____ day of _______________, 2001:


     ____________________________       Address:  ___________________________
     (Name)                                   _______________________________
                                              _______________________________
     By: ________________________       Taxpayer ID No.: ____________________
     Title: _____________________       No. of Shares Subscribed: ___________
                                        Amount of Wire: $____________________




     This Subscription Agreement is agreed to and accepted as of ___________, 2001.


                                     INCARA PHARMACEUTICALS CORPORATION


                                     By: ______________________________

                                     Title: ___________________________

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